Exhibit No. 10.44
                                 LOAN AGREEMENT

                                     BETWEEN

                            COMPUTER PRODUCTS, INC.,

                                       AND

                   FIRST UNION NATIONAL BANK, LONDON BRANCH

                            DATED AS OF JULY 15, 1997

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS........................................1
ARTICLE II CREDIT FACILITY ..................................4

      Section 2.1 The Credit Facility........................4
      Section 2.2 Note.......................................4
      Section 2.3 Option to Elect Interest Periods on the
                  Loans......................................5
      Section 2.4 Interest Rates.............................5
      Section 2.5 Mandatory Prepayments.....................10
      Section 2.6 Fees......................................10
      Section 2.7 Business Days.............................10
      Section 2.8 Guarantees................................10
      Section 2.9 Mode of Payment...........................10
      Section 2.10 Prepayment...............................11
      Section 2.11 Use of Proceeds..........................11
      Section 2.12 Payment..................................11

ARTICLE III REPRESENTATIONS AND WARRANTIES..................12

      Section 3.1 Organization, Powers, Etc.................12
      Section 3.2 Authorization of Loan, Etc................13
      Section 3.3 Litigation, Administrative and
                  Regulatory Proceedings....................13
      Section 3.4 Payment of Taxes and Other Charges........14
      Section 3.5 Federal Reserve Regulations...............14
      Section 3.6 Subsidiaries..............................15
      Section 3.7 Consents, Etc.............................15
      Section 3.8 Properties................................15
      Section 3.9 Ownership.................................16

Section 3.10      Intentionally Left Blank..................16
      Section 3.11 Agreements...............................16
      Section 3.12 Enforceability of the Loan Documents.....17
      Section 3.13 Guaranty.................................17
      Section 3.14 Relationship of the Borrower and
                   Subsidiaries.............................17
      Section 3.15 Public Utility Holding Company Act.......18
      Section 3.16 Survival of Representations and
                   Warranties...............................18

ARTICLE IV CONDITIONS OF LENDING............................18

      Section 4.1 Representations and Warranties............18
      Section 4.2 No Default................................18
      Section 4.3 Supporting Documents and Other
                  Conditions................................18
      Section 4.4 Loan Fees.................................20
      Section 4.5 Closing...................................20
      Section 4.6 Approval of Counsel for Bank..............20
      Section 4.7 Conditions Precedent to the Advance.......20

ARTICLE V AFFIRMATIVE COVENANTS.............................21

      Section 5.1 Notice....................................21
      Section 5.2 Accounts and Reports......................22
      Section 5.3 Maintain Insurance........................23
      Section 5.4 Future Taxes..............................24
      Section 5.5 Legal Existence, Properties, Stock
                  Ownership and Solvency....................24
      Section 5.6 Warranties and Conditions.................24
      Section 5.7 Further Agreements........................25
      Section 5.8 Erisa.....................................25
      Section 5.9 Environmental Matters.....................25
      Section 5.10 Guarantors...............................26

ARTICLE VI NEGATIVE COVENANTS...............................26

      Section 6.1 Sale of Assets............................26
      Section 6.2 Reorganizations...........................28
      Section 6.3 Liens.....................................28
      Section 6.4 Guarantees................................28
      Section 6.5 Indebtedness..............................29
      Section 6.6 No Loans..................................29
      Section 6.7 Investments...............................29
      Section 6.8 Acquisitions..............................30
      Section 6.9 Fiscal Year...............................30

ARTICLE VI A FINANCIAL COVENANTS............................30

      Section 6A.1 EBITDA to Debt Service Coverage Ratio....30
      Section 6A.2 Tangible Net Worth.......................30
      Section 6A.3 Total Debt to EBITDA.....................31

ARTICLE VII EVENTS OF DEFAULT...............................31

      Section 7.1  Events of Default........................31

ARTICLE VIII MISCELLANEOUS..................................34

      Section 8.1 Cost of Loan..............................34
      Section 8.2 Survival of Representations...............35
      Section 8.3 Termination of Loan.......................35
      Section 8.4 Applicable Law............................35
      Section 8.5 Modification..............................35
      Section 8.6 No Waiver of Rights by Bank...............35
      Section 8.7 Interest..................................36
      Section 8.8 Severability..............................36
      Section 8.9 Successors and Assigns....................36
      Section 8.10 Notices..................................37
      Section 8.11 Incorporation of Terms...................38
      Section 8.12 Counterparts.............................39

ARTICLE IX INDEMNIFICATION..................................39

      Section 9.1 Net Payments......... ....................39

ARTICLE X WAIVER OF JURY TRIAL AND VENUE.. .................39

      Section 10.1  Arbitration............ ................39
      Section 10.2  Preservation and Limitation of
                    Remedies................ ...............40
      Section 10.3  Waiver of Plea of Jurisdiction
                    or Venue................. ..............41

Schedules

Schedule 2.8      List of Guarantors

Schedule 3.1      Jurisdictions in which Transacting Business
Schedule 3.8      Property Leased from Others
Schedule 3.9      Capital Stock Issued by each Subsidiary
Schedule 6.3      Permitted Encumbrances

Exhibits

Exhibit A         Promissory Note
Exhibit B         Unconditional Guaranty
Exhibit C         Indemnification Agreement
Exhibit D         Advance Request

                                 LOAN AGREEMENT

This Loan Agreement, (the "Agreement") is made and entered into with an effective date of July 15, 1997, by and between First Union National Bank, London Branch, located at One Bishopsgate, London EC2N 3AB England (variously, the "Bank" or the "Lender"), and Computer Products, Inc., a Florida corporation (the "Borrower"), having a place of business at 7900

Glades Road, Boca Raton, Florida 33434.

                                 R E C I T A L S

      WHEREAS, the Borrower has requested that the Bank extend certain acquisition financing to the Borrower and the Bank did so in accordance with the terms and conditions set forth in a Loan Agreement entered into July 15, 1997; and

      WHEREAS, the parties have determined that certain corrections were required to that earlier agreement, and desire to enter into this Agreement to reflect these corrections and their agreement, but with an effective date as of July 15, 1997;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            "Advance" shall mean the funding of the entire amount of the Loan.

            "Advance Request" shall mean the written request for the Advance as identified in Section 2.4 hereof and shall among other things (i) specify the date of the requested Advance, which shall be a Business Day; and (ii) specify the initial Interest Period.

            "Business Day" shall mean a weekday other than a day on which banks are required or authorized to close in Jacksonville, Florida, and, London, England and a money market city in the Federal Republic of Germany.

            "Closing" shall have the meaning described in Section 4.1 hereof.

            "Credit Facility" shall mean the loan described in Section 2.1 hereof.

            "Credit Facility Maturity" or "Maturity" shall mean July 1, 2004 or such earlier time, if any, at which the Loan shall become due.

            "Credit Facility Note" shall mean the note evidencing the Credit Facility .

            "Control" shall have the meaning set forth in Section 7.1 hereof.

            "Debt  Service"  shall  mean  scheduled   principal  repayment  plus
interest expense for the period being measured.

            "Default" or "Event of Default"  shall have the meaning set forth in
Section 7.1 hereof.

            "Default Rate" shall have the meaning set forth in Section 7.1 hereof.

            "Direct Subsidiary" shall mean a Subsidiary in which the shares are owned of record by the Borrower.

            "DM" shall mean Deutschemarks issued by the Federal Republic of Germany.

            "Dollar" shall mean United States Dollars.

            "EBITDA" shall mean net income plus interest plus taxes plus depreciation plus amortization for the period being measured.

            "Equivalent Amount" shall mean, in relation to the Advance, the amount of Dollars converted from the relevant amount of Optional Currency at the Bank's spot buying rates (based on the market rates then prevailing) for the exchange of Dollars and Optional Currency on or about 11:00 a.m. (London, England time) on the second Business Day immediately preceding the date on which such calculation is made.

            "Guaranty" shall mean the guaranty described in Section 2.8 hereof.

            "Indebtedness"  shall have the meaning given to such term in Section
6.5 hereof.

            "Indirect Subsidiary" shall mean Subsidiary shares of which are owned of record directly by a Subsidiary, and indirectly by the Borrower.

            "Interest  Period"  shall  have the  meaning  given to such  term in
Section 2.4(a)(i) hereof.

            "LIBOR-Based  Rate"  shall  have the  meaning  given to such term in
Section 2.4 hereof.

            "LIBOR    Loan"    shall   have   the   meaning   set   forth   in
Section 2.4(a)(i) hereof.

            "Loan" or "Loans" refers to amounts outstanding under the Credit Facility.

            "LIBOR Reserve Percentage" shall mean the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not any Lender has any Eurocurrency Liabilities subject to such reserve requirement at that time. The LIBOR-Based Rate for any Advance shall be adjusted as of the effective date of any change in the LIBOR Reserve Percentage.

            "Mandatory  Prepayment"  shall  have  the  meaning  set  forth  in
Section 6.1(e) hereof.

            "Net Sale Price" shall have the meaning set forth in Section 6.1(e) hereof.

            "Optional Currency" shall mean Deutschemarks issued by the Federal Republic of Germany, but excluding:

                  (a) any currency for which central bank or other governmental authorization in the country of the currency is required to permit its use by the Bank for lending under this Agreement (unless the authorization has been obtained and is full force and effect at the relevant time); and

                  (b) any currency, the use of which is restricted or prohibited by any request, directive regulation or guideline of any governmental body, agency, department or regulatory or other authority (whether or not having the force of law) in accordance with which any Bank is accustomed to act. As of the date hereof, the above limitations do not apply to the above specifically enumerated currency.

            "Permitted  Encumbrances"  shall  have the  meaning  set  forth in
Section 6.3 hereof.

            "Significant  Subsidiary"  shall  have the  meaning  set  forth in
Section 3.6 hereof.

            "Solvent" shall mean, as to the entity, or entities for which a determination is being made, that: (i) its or their assets exceed its or their liabilities (with the calculation of liabilities excluding debt among the Borrower and its Subsidiaries or between the Subsidiaries); (ii) that it or they will have sufficient capital to engage in its or their business on an on-going basis; and (iii) that it or they have the ability to pay its obligations as they mature.

            "Subsidiary" shall have the meaning set forth in Section 3.6 hereof.

            "Tangible Net Worth" shall have the meaning set forth in Section 6A.2 hereof.

            "Total  Capitalization"  shall  have  the  meaning  set  forth  in
Section 6.1(D) hereof.

            "Total Debt" shall mean debt on payment obligation for borrowed money plus leases required to be capitalized in accordance with GAAP.

                                   ARTICLE II

                                 CREDIT FACILITY

      2.1   THE CREDIT FACILITY.

            (a) Credit Facility A. Subject to the terms and conditions hereof, the Bank agrees to extend to the Borrower the Credit Facility and make a loan thereunder in one Advance in the aggregate amount of DM 21,600,000. The principal amount of borrowings under the Credit Facility shall be repaid as follows: (i) principal payments of DM 1,080,000.00 shall be due quarterly on January 1, April 1, July 1 and October 1 of each year beginning October 1, 1999; and (ii) the remaining outstanding principal balance together with all accrued interest of borrowings under Credit Facility, if not paid earlier, shall be due on July 1, 2004 ("Credit Facility Maturity").

            (b) Credit Facility. The amount outstanding under the Credit Facility is sometimes referred to herein as the "Loan" or "Loans". The outstanding principal amounts of the Loans together with all accrued and unpaid interest thereon, any amounts for which the Borrower may be directly or indirectly liable to the Bank, all other amounts owed to the Bank by the Borrower hereunder or under any instrument executed in connection herewith, plus all amounts expended by the Bank or for which the Bank may have incurred direct or contingent liability in connection with enforcement of this Agreement, as a result of the Borrower's or any Subsidiary's breach of any agreement or for which the Borrower or any Subsidiary may otherwise be liable under any of the Loan Documents (as defined herein), including but not limited to all costs of the Loans as provided in Section 8.1 shall be referred to sometimes hereafter as the "Obligation."

      2.2 NOTE. The obligation of the Borrower to repay the indebtedness outstanding under the Credit Facility shall be further evidenced by a promissory note in the form attached hereto as Exhibit A (the "Credit Facility Note"), which shall be dated as of the date hereof and shall be executed and delivered by the Borrower to the Bank simultaneously herewith. The Credit Facility Note shall be deemed to reflect the aggregate unpaid principal amount of all indebtedness outstanding under the Credit Facility whether or not the face amount of such note is in excess of the amount actually outstanding from time to time. The Credit Facility Note is sometimes referred to herein as the "Note".

      2.3 OPTION TO ELECT INTEREST PERIODS ON THE LOANS. Subject to the terms hereof, interest on the Loan shall accrue, at the LIBOR-Based Rate as such term is defined herein and for an Interest Period as selected by Borrower. In the event the Borrower has not selected an Interest Period initially or on a Reset Date, or in the event the amount of the Credit Facility provides the notional amount for a swap agreement between the Bank and the Borrower, interest shall accrue thereon at the LIBOR-Based Rate with an Interest Period of one month, with each Interest Period beginning on the first day of a month, except that the initial Interest Period shall begin on the date hereof and end on the last day of July, 1997.

      2.4   INTEREST RATES.

            (a)   LIBOR-Based Rate.

                  (i) Interest Payable. Interest accrues on the Loan at a LIBOR-Based Rate (a "LIBOR Loan") and shall be payable (A) on the last day of the applicable Interest Period (as defined below); (B) upon Maturity; (C) upon acceleration of repayment of the Loan; (D) if the LIBOR Interest Period (as defined herein) is six months, on the ninetieth (90th) day of that Interest Period, as well as on the last day of the Interest Period; or (E) while the Loan is subject to an interest rate swap agreement, on the dates payments are contemplated under the swap agreement to which the Loan is subject.

      LIBOR shall mean the rate per annum for deposits of the Optional Currency in question offered to the Bank in the London Interbank market two (2) Business Days prior to the first day of such Interest Period for deposits of the Optional Currency in question for a period of time comparable to the Interest Period for, and in an amount comparable to the principal amount of, the Advance sought by the Borrower. This determination of LIBOR is referred to herein as the "LIBOR RATE."

                  (ii) Definitions. For purposes hereof, the following terms shall have the meanings specified.

                  "LIBOR-Based Rate" shall mean the LIBOR Rate plus .75%

                  "London   Banking   Day"  means  any  Business  Day  on  which
commercial banks, are in fact open for international business, including dealings in dollar deposits on the London interbank market in London, England.

                  "Reset Date" means a date on which a Loan is made and each date on which an Interest Period commences.

                  "Reference Banks" means four major banks in the London interbank market, designated by the Bank.

                  "Interest Period" shall mean a period of one month, two months, three months or six months, as chosen by Borrower as provided herein; provided that:

                        (1)   any Interest  Period which would  otherwise  end

on a day which is not a Business Day shall be extended to the next succeeding London Banking Day unless such London Banking Day falls in another calendar month, in which case such Interest Period shall end on the next preceding London Banking Day;

                        (2) any Interest Period which begins on the last

London Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall end on the last London Banking Day of a calendar month;

                        (3)   Borrower  may not select an Interest  Period for

a Loan if the scheduled last day in the selected Interest Period would extend beyond the stated maturity for that Loan; and

                        (4) The Borrower may not have more than three (3) LIBOR Loans with different Interest Periods under the Credit Facility at any one time.

            (b) Interest Billing Procedures. Interest will be billed in accordance with the customary practices of the Bank or as otherwise agreed between Bank and the Borrower; provided, however, the failure of the Bank to send a bill shall not excuse the duty of the Borrower to ascertain and pay the correct amount on the date it is due. The Borrower's duty to pay interest payments hereunder shall be absolute and not contingent.

            (c) Interest Determined on 360 Day Year. All interest payable hereunder shall be at a per annum rate computed by dividing the applicable per annum interest rate by three hundred sixty (360) and multiplying the result by the actual number of days elapsed; provided, however, that if as to the Optional Currency the convention is to compute interest on an Advance thereunder on the basis of a 365 day year, the Bank will compute such interest on the basis of a 365 day year.

            (d) Selection of Applicable Interest Period. Subject to the provisions hereof, Borrower shall elect the Interest Period applicable thereto for the Loan at the time of the Advance and before the end of each Interest Period as provided and subject to the limitations herein.

            (e) Notice and Manner of Borrowing. Borrower shall have delivered to the Bank the Request (as defined in Section 4.7(a) hereof) not later than 11:00 a.m. London, England time, at least 4 Business Days before the Loan is to be made. The Request shall specify (A) the date of such Loan, and (B) and the duration of any Interest Period applicable thereto. The Loan shall be for DM21,600,000.00.

            (f)   Intentionally Left Blank.

            (g) Notices. Borrower has elected to borrow in Optional Currency, and the Loan repayment shall be in DM, subject to the terms hereof.

            (h) Indemnity. Borrower hereby indemnifies Bank against any loss or expense which may arise or be attributable to Bank's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any loan
(i) as a consequence of any failure by Borrower to make any payment when due of any amount due hereunder, for whatever reason including acceleration, in connection with any loan bearing interest at the LIBOR-Based Rate, (ii) due to any failure of Borrower to borrow on a date specified therefor in a notice of borrowing, (iii) due to any payment, prepayment or conversion of any loan bearing interest at the LIBOR-Based Rate on a date other than the last day of the Interest Period therefor, or (iv) due to a conversion pursuant to Section 2.4(j) (ii) hereof. The amount of such loss or expense shall be determined by the Bank, as the amount actually incurred by the Bank as a result of the foregoing. Bank's calculations of any such loss or expense shall be furnished to Borrower and shall be prima facie evidence thereof.

            (i)   Changed Circumstances.

                  (i) If, after the date hereof, the introduction of, or any change in, any applicable law or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank with any request or directive (whether or not having the force of law) of such governmental authority, central bank or comparable agency:

                        (1)   shall  subject  Bank to any  tax,  duty or other

charge with respect to this Note or shall change the basis of taxation of payments to Bank of the principal of or interest on this Note or any other amounts due in respect thereof (except for changes in the rate of tax on the overall net income of Bank imposed by any governmental authority); or

                        (2) shall impose, modify or deem applicable any

reserve (including, without limitation, any reserve imposed by the Federal Reserve Board), special deposit or similar requirement against assets of the Bank, deposits with or for the account of the Bank, or credit extended by Bank, or shall impose on Bank or the foreign exchange and interbank markets any other condition affecting the Note; and the result of any of the foregoing is to increase the cost to Bank of maintaining any LIBOR-Based Rate or; to reduce the amount of any sum received or receivable by Bank under the Note in respect of interest at the LIBOR-Based Rate; then the Bank shall promptly notify Borrower of such fact and demand compensation therefor and, within fifteen (15) days after such notice by Bank, Borrower agrees to pay to Bank such additional amount or amounts as will compensate Bank for such increased cost or reduction. Bank will promptly notify Borrower of any event of which it has knowledge which will entitle Bank to compensation pursuant to this Subparagraph 2.4 (i); provided, however, that Bank shall incur no liability whatsoever to Borrower in the event it fails to do so. The amount of such compensation shall be determined, by the Bank, as the amount actually incurred by the Bank as a result of the foregoing. Bank's calculations of any such loss or expense shall be furnished to Borrower and shall be prima facie evidence thereof.

                  (ii) If, at any time, Bank shall determine in good faith that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in Optional Currency in the applicable amounts are not being offered to Bank, then Bank shall promptly give notice thereof to Borrower.
Thereafter, until Bank notifies Borrower that such circumstances no longer exist, the obligation of Bank to make the LIBOR-Based Rate available to Borrower shall be suspended, and Borrower shall subject to the following sentence hereof, repay in full the then outstanding principal amount of the Loan together with accrued interest thereon together with amounts owed under Section 2.4(h). Notwithstanding the foregoing, in the event that the Bank determines that Optional Currency is not available to it, the Bank will make a good faith effort to convert the outstanding Advance to an Advance payable in Dollars and the Borrower shall be responsible for paying all costs or expenses arising from such conversion, including those set forth in Section 2.4(h) hereof. In the event the Bank is able to convert the Advance to an Advance payable in Dollars, the Borrower will sign such amendments to the Loan Documents as the Bank may reasonably request to make the Loan Documents consistent with the Bank's standard terms for LIBOR-Based Loans payable in Dollars.

                  (iii) If, after the date hereof, the introduction of, or any change in, any applicable law or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank with any request or directive (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, shall make it unlawful or impossible for Bank to honor its obligations hereunder to make or maintain any LIBOR-Based Rate or make an Optional Currency Advance, Bank shall promptly give notice thereof to Borrower. Thereafter, until Bank notifies Borrower that such circumstances no longer exists, (A) the obligations of Bank to make available the LIBOR-Based Rate or Optional Currency Advances and the right of Borrower to convert any rate to a LIBOR-Based Rate or receive Optional Currency Advances shall be suspended, and (B) if Bank may not lawfully continue to maintain a LIBOR-Based Rate or extend Optional Currency Advances, as the case may be, to the end of the then current Interest Period applicable thereto, the Loan shall, subject to the following sentence hereof, be immediately due in the event of an Optional Currency Advance. Notwithstanding the foregoing, in the event that the Bank determines that Optional Currency is not available to it, the Bank will make a good faith effort to convert any outstanding Optional Currency Advance to a Dollar Advance, and the Borrower shall be responsible for paying all costs or expenses arising from such conversion, including those set forth in Section 2.4(h) hereof. In the event the Bank is able to convert the Advance to an Advance payable in Dollars, the Borrower will sign such amendments to the Loan Documents as the Bank may reasonably request to make the Loan Documents consistent with the Bank's standard terms for LIBOR-Based Loans payable in Dollars.

                  (iv) The provisions of Sections 2.4 (h) and (i) shall similarly inure to the benefit to any party to whom the Lender sells an interest, or participates on interest herein, as authorized pursuant to Section
8.9 hereof.

            (j)   [Intentionally left blank]

            (k) Survival of Agreement. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section shall survive the payment in full of principal and interest hereunder and under the Note.

      2.5 MANDATORY PREPAYMENTS. In addition to the other repayment obligations set forth herein, and subject to any prepayment penalties described in Section 2.4(h) hereof, the Borrower shall also pay to the Bank the amounts required to be paid pursuant to Section 6.1 hereof. The Borrower shall simultaneously reimburse the Lender for any loss or out-of-pocket expenses incurred by Lender on account of such prepayment in the currency incurred, as set forth in Section
(h) hereof.

      2.6   FEES. [Intentionally left blank]

      2.7 BUSINESS DAYS. If any scheduled date of repayment of any portion of a Loan shall be due on a day which is not a Business Day, subject to the provisions of Section 2.4 hereof, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in computing interest in connection with such payment.

      2.8 GUARANTEES. As a condition to the Bank making of the Loans to the Borrower, the Borrower shall cause each of the Subsidiaries described on
Schedule 2.8 hereof (sometimes collectively referred as the "Guarantors") to execute and deliver their joint and several unconditional guaranty of repayment of the Loans, which guaranty shall be in the form attached hereto as Exhibit B (the "Guaranty").

      2.9 MODE OF PAYMENT. All funds payable to the Bank hereunder shall be paid to the Bank at its office set out in Section 8.10 hereof, or at such place as otherwise directed by the Bank, in actually and finally collected funds in the currency required under Section 2.12 hereafter on or before 2:00 P.M. (local time) on the date when due. Payments shall not be deemed made or received until they are received by the Bank as actually and finally collected funds in the currency required under Section 2.12 hereafter. Any payment received after 2:00 P.M. (local time) on any Business Day shall, for the purposes of determining time of payment under this Agreement as between the Borrower and the Bank only, be treated as received on the next following business day; provided, however, that this treatment shall not postpone the time of receipt for any other purpose or computation, such as preference periods applicable to bankruptcy laws, or dates relative to priority between creditors, or the like.

      2.10 PREPAYMENT. Subject to the provisions of Section 2.4(i) hereof, upon giving the Bank thirty (30) days prior written notice, the Borrower shall have the right to prepay any amounts owed under the Credit Facility in whole or in part, in integral multiples of not less than Equivalent Amount of $100,000.00. Prepayments applied to the Credit Facility shall be applied in inverse order of the scheduled principal payments thereunder. Each notice of prepayment shall specify the prepayment date and the principal amount to be prepaid. All prepayments of any Loan hereunder shall include accrued interest upon the principal amount being prepaid to the date of the payment, and any amounts owed pursuant to Section 2.4(i) hereof. Amounts prepaid under the Credit Facility may not be reborrowed. Prepayment shall be in the currency specified in Section 2.12 hereof.

      2.11 USE OF PROCEEDS. The proceeds of the Credit Facility are to be used to provide financing for the acquisition of certain computer manufacturing and ancillary facilities in Europe, as disclosed to the Bank.

      2.12 PAYMENT. All payments (including prepayments) shall be made in the Optional Currency in which advanced.

            (a) The specification herein that payment be made in Optional Currency, is of the essence hereof. If payment is not made in the currency due under this Agreement (the "Contractual Currency") or if any court or tribunal shall render a judgment or order for the payment of amounts due hereunder or under the Credit Facility Note and such judgment is expressed in a currency other than the Contractual Currency, the Borrower shall indemnify and hold the Bank harmless against any deficiency incurred by the Bank in terms of the amount received by the Bank to the extent the rate of exchange at which the Contractual Currency is convertible into the currency actually received or the currency in which the judgment is expressed (the "Received Currency") is not the reciprocal of the rate of exchange at which the Bank would be able to purchase the Contractual Currency with the Received Currency, in each case on the Business Day following receipt of the Received Currency in accordance with normal banking procedures. If the court or tribunal has fixed the date on which the rate of exchange is determined for the conversion of the judgment currency into the Contractual Currency (the "Conversion Date") and if there is a change in the rate of exchange prevailing between the Conversion Date and the date of receipt by the Bank, then the Borrower will, notwithstanding such judgment or order, pay such additional amount as may be necessary to ensure that the amount paid in the Received Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount then due to the Bank from the Borrower hereunder in the Contractual Currency.

            (b) If Borrower shall wind up, liquidate, dissolve or become a debtor in bankruptcy while there remains outstanding (i) any amounts owing to the Bank hereunder or under the Note, (ii) any damages owing to the Bank in respect of a breach of any of the terms hereof or (iii) any judgment or order rendered in respect of such amounts or damages, the Borrower shall indemnify and hold the Bank harmless against any deficiency in terms of the Contractual Currency in the amounts received by the Bank arising or resulting from any variation as between (i) the rate of exchange at which the Contractual Currency is converted into another currency (the "Liquidation Currency") for purposes of such winding-up, liquidation, dissolution or bankruptcy with regard to the amount in the Contractual Currency due or contingently due hereunder or under the Note or under any judgment or order to which the relevant obligations hereunder or under the Notes shall have been merged and (ii) the rate of exchange at which the Bank could, in accordance with normal banking procedures, be able to purchase the Contractual Currency with the Liquidation Currency at the earlier of (A) the date of payment of such amounts or damages and (B) the final date or dates for the filing of proofs of a claim in a winding-up, liquidation, dissolution or bankruptcy. As used in the preceding sentence, the "final date or dates for the filing of proofs of a claim in a winding-up, liquidation, dissolution or bankruptcy" shall be the date fixed by the liquidator under the applicable law as being the last practicable date as of which the liabilities of the Borrower may be ascertained for such winding-up, liquidation, dissolution or bankruptcy before payment by the liquidator or other appropriate person in respect thereof.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      To induce the Bank to enter into this Agreement and extend the financing contemplated hereby, the Borrower represents and warrants to the Bank as follows:

      3.1 ORGANIZATION, POWERS, ETC. The Borrower (a) is a corporation duly incorporated and organized, validly existing and its status is active or current under the laws of each jurisdiction in which it is transacting business; (b) has all requisite corporate power and authority and all requisite licenses, permits and authorizations to own, operate, lease, assign, mortgage, sell or otherwise hypothecate or dispose of its assets and to carry on its business as now conducted and as proposed to be conducted pursuant to this Agreement; (c) is duly qualified or licensed to transact business and is in good standing in the every other jurisdiction in which failure to so qualify or be licensed would have a material adverse effect on its business or financial condition or its ability to perform its agreements hereunder, which jurisdictions are set forth on Schedule 3.1 hereof, and (d) has the full power and authority to enter into, execute and perform those Loan Documents (as defined herein) to which it is a party. This Agreement, the Note, the Guaranty, and any and all other documents, if any, required or contemplated to be executed and/or performed by the Borrower or each Guarantor hereunder are referred to collectively herein as the "Loan Documents".

      3.2 AUTHORIZATION OF LOAN, ETC. The execution, delivery, and performance of the Loan Documents to which it is a party or a signatory:

            (a) have been duly authorized by all requisite corporate action of the Borrower and each Subsidiary (as defined herein);

            (b) do not require any consent or approval of shareholders of the Borrower or any Subsidiary which has not been obtained;

            (c) will not, in any respect material to the financial condition of the Borrower and the Subsidiaries taken as a whole, violate or contravene

                  (i) any provisions of law applicable to the Borrower or any Subsidiary;

                  (ii)  any  order,   rule  or  regulation  of  any   regulatory
authority, court or other agency of government applicable to the Borrower or any Subsidiary;

                  (iii) any provision of the Articles of Incorporation or the Bylaws of the Borrower or any Subsidiary; or

                  (iv) any agreement or obligation to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or any of its or their property is or may be bound, or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any such agreement or other instrument; and

            (d) shall not result in the creation of any lien of any nature whatsoever upon any property or assets of the Borrower or any Subsidiary.

      3.3 LITIGATION, ADMINISTRATIVE AND REGULATORY PROCEEDINGS. There are no actions, suits, investigations or proceedings (whether or not purportedly on behalf of the Borrower or any Subsidiary, or any of its or their respective officers, directors or management officials in their capacities as such), pending or, to the knowledge of the Borrower or any Subsidiary or any of the above officers, directors or management officials, threatened against or affecting the Borrower or any Subsidiary or the above officers, directors or management officials in their capacities as such, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, regulatory agency or instrumentality, domestic or foreign, which are reasonably expected to be determined adversely to the Borrower or any Subsidiary and which would result in any material adverse change in the business or financial condition of the Borrower and the Subsidiaries taken as a whole nor are there any factual situations which might reasonably be expected to result in any such action, suit, investigation or proceeding which are known to the Borrower or any Subsidiary or the above officers, directors or management officials, but unasserted at the present time which would result in a material adverse change in the business or financial condition of the Borrower and the Subsidiaries taken as a whole. Neither is the Borrower nor any Subsidiary in default of any law, rule, regulation, ordinance or order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which would result in a material adverse change in the business or financial condition of the Borrower and the Subsidiaries taken as a whole.

      3.4 PAYMENT OF TAXES AND OTHER CHARGES. The Borrower and each Subsidiary has duly filed, paid and discharged, all federal, state and local tax returns and taxes, and other governmental assessments and other charges, liens or claims levied or imposed, which if unpaid would become a lien or charge for a material amount upon the property, assets, earnings or business of the Borrower or any Significant Subsidiary, or have an adverse effect on its financial condition or its ability to perform its agreements hereunder, as the case may be. The Borrower knows of no material tax or other assessment against it or any Significant Subsidiary, which has not been properly reserved against as reflected in the financial statements provided to the Bank in accordance with
Section 5.2 hereof.

      3.5   FEDERAL RESERVE REGULATIONS.

            (a) Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G of the Federal Reserve Board ("FRB"));

            (b) No part of the proceeds of the Loans shall be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock; and

            (c) No part of the proceeds of the Loans shall be used for any purpose that violates, or which is inconsistent with, the provisions of Regulations G, T, U or X of the FRB.

      3.6 SUBSIDIARIES. A complete list of the subsidiaries of the Borrower as of the date hereof, as well as the place of incorporation and a list of all jurisdictions in which each is transacting business is set forth in Schedule 3.1 hereof. This Schedule and Schedule 3.9 hereof shall be updated by Borrower promptly of the time any new Subsidiary is added in accordance with Section 6.8 hereof. "Subsidiary" shall mean any corporation, partnership, or any other entity either properly classified as a subsidiary of the Borrower for purposes of generally accepted accounting principles ("GAAP") or as to which the Borrower or any of its Subsidiaries exercises or has the right, whether by contract or otherwise, to exercise control of its business. Each Subsidiary is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and principal place of business, has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, and has full power and authority to enter into, execute and perform those Loan Documents to which it is a party. "Significant Subsidiary" shall for all purposes hereunder except as further limited in Section 5.5(c) hereof, mean those Subsidiaries selected by Borrower owning sufficient assets which when aggregated with the assets of the Borrower equal at least 95% of the aggregate amount of the consolidated assets of the Borrower and all Subsidiaries; provided, however, that any Subsidiary which borrows money from the Bank shall be a Significant Subsidiary.

      3.7 CONSENTS, ETC. No consent, approval, authorization of, or registration, declaration or filing with any governmental authority (federal, state or local, domestic or foreign) is required in connection with the execution or delivery by the Borrower or any Subsidiary of any Loan Document to which it is a party, or the performance of or compliance with the terms, provisions and conditions hereof or thereof.

      3.8 PROPERTIES. The Borrower and each Subsidiary has good and marketable legal and equitable title to all of its properties and assets as of the date hereof necessary for the conduct of its business, except property leased from others, with each lease in which the annual rent is in excess of Fifty Thousand Dollars ($50,000) being described in Schedule 3.8. As of the date of this Agreement, all properties and assets of the Borrower and each Significant Subsidiary shall be free and clear of all interests, claims, reversionary rights or interests, mortgages, pledges, liens, restrictions, forfeitures, charges, attachments, levies, encumbrances or other matters adversely affecting the Borrower's title hereof except (i) as contemplated herein; (ii) for Permitted Encumbrances (as defined in Section 6.3 hereof), and (iii) Liens securing obligations on the date hereof which are not obligations for borrowed money in excess of $250,000 individually or $1,000,000 aggregate and there have not been filed or executed any UCC financing statements, amendments or continuations naming the Borrower as debtor, except for lease filings and those filed in connection with the indebtedness described above.

      3.9 OWNERSHIP. The respective classes of capital stock of each Subsidiary, and the number of issued and outstanding shares of each are as set forth in
Schedule 3.9 hereof.  The Borrower owns directly or indirectly,  as reflected on
Schedule 3.9 hereof, all of the issued and outstanding stock of each Subsidiary, except for stock held by other persons as set forth on Schedule 3.9 hereof, which ownership is required by law, or is non-voting, and in either case none of which vests control of any Subsidiary in any person other than Borrower. There are no rights, warrants, options or similar agreements or understandings in existence pursuant to which any other person may acquire any capital stock, or the right to vote such stock, of any Subsidiary, or otherwise acquire control of any Subsidiary. "Control" shall have the meaning ascribed to such term in
Section 7.1 hereof.

      3.10  ERISA.

            (a) The Borrower and each Subsidiary is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and interpretations thereunder. With respect to any of the pension or employee benefit plans maintained by the Borrower, each Subsidiary or other affiliates (hereinafter called a "Plan") subject to Title IV of ERISA, no Accumulated Funding Deficiency (as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code) has occurred. No Reportable Event (as defined in Section 4043(b) of ERISA) exists in connection with any such Plan which presents a material risk for the termination of such Plan by the Pension Benefit Guaranty Corporation ("PBGC") or for the appointment of a trustee to administer such Plan or which would cause a Borrower or any Subsidiary to incur any material liability to the PBGC. "Plan" for purposes of this Agreement includes any Plan maintained by a member of a Controlled Group (as defined in Section 1563 of the Code) of which Borrower or any Subsidiary is part, or any such Plan to which Borrower or any Subsidiary, or any member of the Controlled Group, is required to contribute on behalf of any of its employees.

            (b) Neither the Borrower nor any Subsidiary is a member of any multi-employer Plan.

      3.11 AGREEMENTS. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction materially adversely affecting the business, properties or assets, operations or condition (financial or other) of the Borrower and the Subsidiaries, taken as a whole, or its ability to perform its agreement under the Loan Documents to which it is a party. Neither the Borrower nor any Significant Subsidiary is in default in the performance, service or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which may result in a material adverse change in the condition, financial or otherwise of the Borrower and its Subsidiaries taken as a whole, or its ability to perform its agreements hereunder.

      3.12 ENFORCEABILITY OF THE LOAN DOCUMENTS. The Loan Documents and the performance of the Borrower's and each Subsidiary's obligations under those Loan Documents to which it is a party or a signatory, or under any other instrument executed or to be executed by or on its behalf hereunder constitute, or upon execution and delivery thereof shall constitute the legal, valid and binding obligations of the Borrower or such Subsidiary, enforceable against the Borrower or such Subsidiary, as the case may be, in accordance with their respective terms.

      This representation is subject to the qualification that enforcement of the foregoing described loan documents is subject to:

            a.    equitable remedies;

            b. bankruptcy, insolvency, reorganization, moratorium and other laws applicable to creditors' rights generally;

            c. any restrictions or constraints peculiarly applicable to Bank; and

            d. as to certain remedial, waiver and other provisions of the Loan Documents, other provisions of general Florida law.

      3.13  GUARANTY.   All  representations  and  warranties  of  each  of  the
Guarantors in the Guaranty are true and correct in all material respects.

      3.14 RELATIONSHIP OF THE BORROWER AND SUBSIDIARIES. The Borrower and the Subsidiaries are engaged as a globally integrated group of designers and producers of electronic products and subsystems, providing the required services, credit and other facilities for those integrated operations. The Loan made under the Credit Facility is for the purpose of financing acquisitions that will enhance the integrated operations of the Borrower and the Subsidiaries, and the Borrower and Subsidiaries expect to derive benefit, directly or indirectly, from the Loans, both individually and as a member of the integrated group, because the financial success of the operations of the Borrower and each Subsidiary is dependent upon the continued successful performance of the integrated group as a whole.

      3.15 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      3.16   SURVIVAL  OF   REPRESENTATIONS   AND   WARRANTIES.   The  foregoing
representations and warranties shall be true and correct as of the date hereof and at all times during the term of the Loan.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

      The obligation of the Bank to extend the financing contemplated hereby is subject to the terms of this Agreement and to the following conditions precedent:

      4.1 REPRESENTATIONS AND WARRANTIES. On the date of execution of this Agreement, such date being sometimes referred to hereafter as the "Closing," the representations and warranties of the Borrower and the Subsidiaries contained herein or in any Loan Document shall be true and correct in all material respects.

      4.2 NO DEFAULT. On the date hereof, after giving effect to such borrowing hereunder, the Borrower shall have observed and performed all the terms, conditions and agreements set forth herein, or on its part to be observed or performed in all material respects, and no Event of Default specified in Article VII hereof, nor any other event which, upon notice or lapse of time or both, would constitute an Event of Default shall have occurred.

      4.3 SUPPORTING DOCUMENTS AND OTHER CONDITIONS. On the date hereof, and in any event prior to the Advance hereunder, the Borrower shall have delivered to the Bank the following:

            (a) a certificate of the Secretary of State or other applicable governmental authority of each state or country in which Borrower or a Guarantor is transacting business, certifying:

                  (i) that attached thereto is a true and complete copy of the Articles of Incorporation or other charter documents of the Borrower and each Guarantor as of a date within ten (10) days of the date hereof; and

                  (ii) that the Borrower and each Guarantor is in good standing, or its status is active where the applicable jurisdiction is Florida, in that State or other applicable jurisdiction;

            (b) a certificate of a duly authorized officer of the Borrower and each Subsidiary, dated the date of such borrowing, certifying:

                  (i) that attached thereto is a true and complete copy of the Bylaws of the Borrower or Subsidiary, and the articles of incorporation for each Subsidiary other than a Guarantor, as applicable, as in effect on the date of such certification;

                  (ii) that the Borrower or Subsidiary is in good standing, or its status is active where the applicable jurisdiction is Florida, in each jurisdiction in which it is transacting business;

                  (iii) that attached thereto is a true and complete copy of resolutions of the Board of Directors of the Borrower or Subsidiary, as applicable, directing the execution and delivery by the Borrower of the Loan Documents to which it is a party, indicating the officers of the Borrower or Subsidiary, as applicable, authorized to execute such instruments and act on its behalf, which resolutions are in full force and effect without modification on the date of such certification;

                  (iv) the incumbency and signatures of the officers of the Borrower or each Subsidiary executing the Loan Documents to which it is a party; and

                  (v) that the Articles of Incorporation or other charter documents of the Borrower or Subsidiary, as applicable, described in Section 4.3(a)(i) or Section 4.3(b) hereof have not been amended and are true and complete as of the date hereof;

            (c) a certificate of a duly authorized officer of the Borrower and each Guarantor to the effect that after giving effect to the transaction contemplated herein (i) the Obligation of the Borrower will not be greater than the value of the consolidated property of the Borrower at a fair valuation; (ii) the Borrower will have sufficient capital to engage in its business on an ongoing basis; (iii) the Borrower will have the ability to pay its Obligations as they mature;

            (d) the Credit Facility Note duly executed by the Borrower;

            (e) Indemnification Agreement, substantially in the form attached hereto as Exhibit C;

            (f)   the Guaranty duly executed by the Guarantors;

            (g) the opinions of counsel to the Borrower, Stevens-Arnold, Inc., JETA Power Systems, Inc., RT Holding Corp. and Heurikon Corp. from attorney(s) licensed to practice law in the states of such entities organizations in form attached reasonably acceptable to the Bank;

            (h) the ISDA Master Agreement dated as of July 14, 1997 between First Union National Bank and the Borrower (the "ISDA Master Agreement") and any other documents required by the terms thereof to be delivered in connection therewith;

            (i) searches from each jurisdiction in which it and each Subsidiary is transacting business within the State of Florida, Wisconsin, California and Massachusetts demonstrating that there are no liens upon the Borrower's or any Subsidiary's property except as permitted hereunder; and

            (j) all other additional opinions, documents, certificates and other assurances that the Bank or its counsel may reasonably require.

      4.4 LOAN FEES. The Borrower shall pay at the time of execution hereof all costs of the Bank incurred through such dates as provided in Section 8.1 hereof.

      4.5 CLOSING. This Agreement, the Note, and the Guaranty shall by executed by the Borrower or Guarantor, as the case may be, at the place set forth on the signature page hereof and the execution of this Agreement by the Bank shall occur in Charlotte, North Carolina, and the delivery of the originals of such documents to the Bank shall occur at the office of Bank's agent in Charlotte, North Carolina, and the delivery of the balance of the documents described in
Article IV hereof shall be at a time agreed upon by the parties hereto, at the offices of Holland & Knight LLP, Suite 3000, 701 Brickell Avenue, Miami, Florida.

      4.6  APPROVAL  OF COUNSEL  FOR BANK.  All legal  matters  incident to this
Agreement shall be reasonably satisfactory to Messrs. Holland & Knight LLP, counsel for the Bank.

      4.7 CONDITIONS PRECEDENT TO THE ADVANCE. The following conditions, in addition to any other requirements set forth in this Agreement, shall have been met or performed on or prior to the date the Advance hereunder shall be made by the Bank:

            a. Request to Make the Advance. The Borrower shall have delivered to the Bank a request to make an Advance which request shall be substantially in the form attached hereto as Exhibit D (the "Request).

            b. No Default. On the date of the Request the Borrower and each Subsidiary shall be in compliance in all material respects with all the terms and provisions set forth in the Loan Documents on its part to be observed or performed, and no Event of Default shall have occurred or be continuing at such time, or will occur upon the making of the Advance.

            c. Correctness of Representations. All representations and warranties made by the Borrower and any Guarantor herein or in the other Loan Documents or otherwise in writing in connection herewith shall be true and correct with the same effect as though the representations and warranties had been made on an as of the proposed date of the Advance, except to the extent such representation and warranty relates to an earlier date.

            d. No Adverse Change. There shall have been no material adverse change in the condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as whole, from such condition as it existed on the date of the most recent financial statements of such person delivered prior to the date hereof.

            e. Further Assurances. The Borrower shall have delivered such further documentation or assurances as the Bank may reasonably require.

            f. Advance Limitations. The Request for an Advance shall be irrevocable, made in the time frame as specified in Section 2.4 hereof, and shall be for the amount of the Loan specified in Section 2.1 hereof.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

      Each of the Borrower and the Subsidiaries consents and agrees that, from the effective date and so long as this Agreement shall remain in force and effect, and until payment in full of the principal and interest due under the Notes and until full satisfaction of the Obligation described hereunder, it shall:

      5.1 NOTICE. Give prompt written notice to the Bank of:

            a. the institution, or threat of institution, or the occurrence of facts known to it which might reasonably be expected to result in, any action, suit, investigation or proceeding instituted by or against the Borrower or any Subsidiary or the officers, directors or management officials of the Borrower or any Subsidiary in their capacity as such, at law or in equity, in any federal or state court or before any federal, state, municipal or other governmental department, commission, board, bureau agency, regulatory authority or instrumentality, domestic or foreign, which seeks damages or other relief in excess of One Million Dollars ($1,000.000.00) or the Equivalent Amount thereof if such judgment is rendered in other than Dollars, or which if determined adversely to the Borrower or any Subsidiary would have a material adverse effect upon the business or financial condition of the Borrower and the Subsidiaries, taken as a whole; and

            b. any other action, event or condition of any nature which, in the reasonable opinion of the Borrower, with or without notice, or lapse of time, or both, constitutes or would constitute an Event of Default under this Agreement.

            Each notice  required to be  delivered  pursuant to this Section 5.1 shall include a reasonably detailed description of the matter, the amount in controversy (or other non-monetary relief sought or both), the title of the applicable forum, style of the proceeding, case number, docket number and the like, and the attorney or law firm (together with address) providing representation on behalf of the Borrower, or officers, directors or management officials of the Borrower, in their capacities as such, with respect to each item of litigation listed.

      5.2 ACCOUNTS AND REPORTS. Maintain a standard system of accounting in accordance with generally accepted accounting principles consistently applied, and furnish or cause to be furnished to the Bank copies of each of the following:

            a. Within ninety (90) days after the end of its fiscal year, (i) an annual consolidated financial statement of the Borrower and its Subsidiaries, and related statements of income, shareholders' equity, and changes in position for such fiscal year, all with accompanying notes, in reasonable detail and stating in comparative form the figures as of the end of and for the previous fiscal year, audited without scope limitations by an independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Bank (the foregoing shall have been certified pursuant to an audit as presenting fairly the financial position of the Borrower and its Subsidiaries, and the results of operations and changes in financial position for the fiscal year, without qualification, in conformity with GAAP consistently applied together with a copy of the management letter or a statement that none was issued); provided, however, that the delivery of the Borrower's Form 10-K for that fiscal year shall satisfy this requirement, so long as the financial statement was prepared by either Arthur Anderson or by an accounting firm reasonably satisfactory to the Bank; (ii) a compliance certificate executed by the Chief Financial Officer certifying that as of the date thereof the Borrower is in compliance in all material respects with the terms hereof and itemizing the computations performed to test such compliance as to Sections 6.1 or 6.8 or
Article 6A hereof, in sufficient detail (including the aggregate amount of all sales required to be considered in determining if any amounts are required to be paid under Section 6.1 hereof) to permit the Bank to relate the items involved in the computation to the figures shown on the financial statements; and (iii) a copy of accountants' management letter or statement that none was prepared.

            b. Within 120 days after the end of its fiscal year, a consolidating financial statement of the Borrower and its Subsidiaries, which may be unaudited.

            c. Within  forty-five  (45) days of the end of each fiscal  quarter,
(i) a detailed profit and loss statement and balance sheet of the Borrower and its Subsidiaries, each of which may be compiled by the Borrower, and need not be audited or reviewed by an independent accountant (each of the foregoing must reflect GAAP, applied consistently with the annual financial statements); provided, however, that the delivery of the Borrower's Form 10-Q for the fiscal quarter then ending shall satisfy this requirement; (ii) a compliance certificate executed by the Chief Financial Officer of the Borrower, certifying that as of the date thereof, the Borrower is in compliance in all material respects with the terms hereof and itemizing the computations performed to test such compliance as to Sections 6.1 or 6.8 or Article 6A hereof in sufficient detail (including the aggregate amount of all sales required to be considered in determining if any amounts are required to be paid under Section 6.1 hereof) to permit the Bank to relate the items involved in the computation to the figures shown on the financial statements; and (iii) a certification by the Chief Financial Officer as to compliance with Section 5.5(c) hereof.

            d. Promptly upon becoming available, (but no later than ninety (90) days after the end of Borrowers fiscal year in the case of the delivery of Form 10-K and forty-five (45) days after the end of Borrower's fiscal quarter in the case of the delivery of Form 10-Q), copies of all financial statements, reports, and notices sent by the Borrower to its stockholders, and of all regular and periodic reports and other material (including copies of all registration statements and reports under the Securities Act of 1934, as amended) filed by the Borrower and any securities exchange or any governmental authority or commission, except material filed with governmental authorities or commissions in the ordinary course of the business of the Borrower and which does not relate to or disclose any material adverse effect to the affairs of the Borrower.

            e. Promptly, from time to time, such other information regarding the operation, business affairs and financial condition of the Borrower and the Subsidiaries as the Bank may reasonably request.

      5.3   MAINTAIN INSURANCE.

            a. Keep the insurable properties of the Borrower and its Subsidiaries adequately insured with sound and reputable insurers to the extent and against such risks (including fire and other risks commonly insured against by extended coverage) as is customary with companies in the same or similar businesses.

            b. Maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, or about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any of its Subsidiaries.

      5.4 FUTURE TAXES. Pay all taxes and other governmental assessments as the same shall become due, excepting only taxes and governmental assessments which the Borrower or any Significant Subsidiary is contesting in good faith and for which the Borrower or any Significant Subsidiary has set aside adequate reserves, including reserves for interest with respect thereto in the manner provided hereafter.

      5.5   CORPORATE EXISTENCE, PROPERTIES, STOCK OWNERSHIP AND SOLVENCY.

            a. Except as otherwise permitted by Section 6.2 hereof, do or cause to be done all things necessary to preserve, renew and keep in full force and effect the Borrower's and the Significant Subsidiaries' corporate existence, and its and their rights, licenses, permits and franchises and charters, and conduct and operate its and their business in substantially the manner in which the business is presently conducted and operated (subject to changes in the ordinary course of business); and at all times maintain, preserve and protect all material franchises and trade names; and comply in all material respects with all laws, statutes, regulations and ordinances of any governmental entity or agency thereof, applicable to the Borrower or any Significant Subsidiary;

            b. maintain the percentage share ownership of each Subsidiary as in effect on the day hereof, as well as control of the right to vote such stock, and to own and control 100% of the title, and control the right to vote, the stock of any Subsidiary created after the date hereof;

            c. the Borrower and each Significant Subsidiary, and the Borrower and all Subsidiaries on a consolidated basis, will remain Solvent at all times; provided, however, that for purposes of the foregoing, a Significant Subsidiary will mean each Subsidiary selected by the Borrower having assets which, when aggregated with the assets of the Borrower, equal or exceed 80% of the consolidated assets of the Borrower and all Subsidiaries, except that each Subsidiary borrowing money from the Bank shall be a Significant Subsidiary; and

            d. each Subsidiary other than a Significant Subsidiary will also be Solvent at all times except to the extent it is not Solvent because of other indebtedness permitted hereunder.

      5.6 WARRANTIES AND CONDITIONS. Do all acts or refrain from action, as necessary to cause all of the representations and warranties set forth in
Article III hereof to continue to be true in all material respects at all times that this Agreement is in effect.

      5.7 FURTHER AGREEMENTS. Comply with any and all procedures reasonably established by the Bank for processing, handling and accounting for the Loans and all payments involved, and the documents or instruments pertaining thereto. The Borrower and each Subsidiary shall execute and deliver to the Bank all such additional agreements, documents, instruments and affidavits necessary or as may reasonably be required by the Bank to evidence and accurately account for and ratify all amounts advanced or payable pursuant to this Agreement or any of the Obligations. The Borrower and each Subsidiary shall pay all taxes (other than income or similar taxes of the Lender), recording fees and other reasonable costs incurred by the Bank in connection with such subsequent loans. At the option of the Bank, the Note may be modified or renewed, an additional note may be executed, or overdrafts may be allowed on any account of the Borrower or any Subsidiary with the Bank, or advances made against uncollected funds under drafts presented by the Borrower or any Subsidiary to the Bank for collection.

      5.8 ERISA. Comply in all material respects with the provisions of ERISA to the extent applicable to any pension or welfare benefit plan maintained for any of its or their employees, not incur any material accumulated funding deficiency, as defined in Section 302(a)(2), or any material liability to the Pension Benefit Guarantee Corporation ("PBGC"); not permit any Reportable Event, as defined in Section 403(b) of ERISA, or other event to occur which may indicate that its plan is not sound, which constitutes grounds for termination of a plan by the PBGC, which would be the basis for the PBGC to assert a material liability against the Borrower or any Subsidiary, or which may result in the imposition of a lien on any of the Borrower's or any Subsidiary's assets or which constitutes grounds for the appointment by the appropriate United States District Court of a trustee to administer any Plan; and notify the Bank in writing promptly after it has come to the attention of the officers of the Borrower or any Subsidiary of the assertion or threat of any Reportable Event, the existence of any Reportable Event or other event which may give rise to any of the foregoing events.

      5.9 ENVIRONMENTAL MATTERS. Represents to the Bank that the places of business operated by the Borrower and its Significant Subsidiaries have not in the past been used by Borrower, any Significant Subsidiary, or, to its knowledge, any other party, are not presently being used, and will not in the future be used for the handling, storage, transportation, or disposal of hazardous or toxic materials in any manner not in compliance with applicable law. The Borrower agrees to indemnify, defend, and hold the Bank harmless from and against any loss to the Bank (including, without limitation, reasonable attorneys' fees) incurred by the Bank as a result of such past, present or future use, handling, storage, transportation, or disposal of hazardous or toxic materials.

      5.10 GUARANTORS. The Borrower agrees that it will promptly forward to the Guarantors any notices or documents or information which it is required hereunder or under the Loan Documents to forward to the Bank.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

      The Borrower and the Subsidiaries covenant and agree that, during the term of this Agreement, neither the Borrower nor the Subsidiaries will:

      6.1 SALE OF ASSETS. Sell, lease or otherwise dispose of any shares of stock or other interest in any Significant Subsidiary, or of any other assets of the Borrower, or allow any of its Significant Subsidiaries to do so, in a single transaction or series of transactions, without the prior written consent of the Bank, which may be withheld at the Bank's sole discretion; provided, however, that the Borrower may sell, lease or dispose of assets in the ordinary course of business and provided, further, that the foregoing by itself shall not act to prevent the Borrower or any Subsidiary, so long as there does not then exist an Event of Default or so long as no Event of Default is created as a result of such sale, lease or disposition, from selling, leasing or otherwise disposing of, or engaging in:

            (a) subject to the restriction set forth in Section 6.1(d) hereof, a sale and leaseback involving assets (x) in an amount not to exceed, in the aggregate for each such twelve month period ten percent (10%) of the Borrower's consolidated Net Tangible Assets measured on a quarterly basis based on the twelve (12) month period then ending, with the first twelve (12) month period being the period of July 1, 1996 through June 30, 1997; or (y) in transactions in which the resulting lease is less than one year or the proceeds of the sale of which shall be used to purchase new assets or retire existing indebtedness. "Net Tangible Assets" shall mean such amount as computed in accordance with GAAP;

            (b) the real property and facilities of Stevens - Arnold, Inc., located at 7 Elkin Street, South Boston, Massachusetts;

            (c) subject to the restriction set forth in Section 6.1(d) hereof, the real property and facilities located at 13-15 Shing Wan Road, Hong Kong (the "Hong Kong Property"); and

            (d) any other sale not otherwise described in (a) and (b) above in which (A) the aggregate amount of the sale of assets in a calendar year does not exceed ten percent (10%) of the total Capitalization or (B) there is paid to the Bank, together with amounts owed under Section 2.4(i) hereof, within twenty-four
(24) months after the sale of such assets, an amount equal to fifty percent (50%) of the Net Sale Price (which payment is referred to herein as a "Mandatory Prepayment"), if the Net Sale Price therefore, together with the Net Sales Price for any other item sold in that calendar year, including, sale price of assets sold under (a) above, is for an aggregate amount in excess of ten percent of the Total Capitalization; provided, however, that the foregoing shall not permit any sale or other disposition not otherwise permitted hereunder where the aggregate amount of the Net Sale Price of assets sold or disposed of under this subsection or Subsection 6.1(a) hereof over the term of this Agreement including the expected Net Sale Price of the intended sale or disposition, exceeds twenty percent of the Total Capitalization as calculated at the time of the proposed sale or disposition; provided, further, however, that the Net Sale Price shall not include and the Mandatory Prepayment shall not be required in respect thereof to the extent proceeds received by the Borrower or any Subsidiary from the sale of assets to the extent such moneys are reinvested by the Borrower or a Subsidiary in making an acquisition permitted by Section 6.8 hereof or acquiring other capital assets within twenty-four (24) months from the date of sale provided, however, pending such reinvestment, such proceeds are to be maintained for a period not to exceed twenty-four (24) months, in short term investments (as defined under GAAP) pending such reinvestment described above. The amounts required to be paid to the Bank under this subsection (e) are referred to herein as a Mandatory Prepayment. The cash proceeds from the sale of the Hong Kong Property will also be treated as subject to the requirement that 50% of the Net Sale Price be paid to the Bank as a Mandatory Prepayment and the requirement that the Net Sales Price be invested for the period and in the investments specified above, all as if the sale had been a sale permitted only pursuant to
Section 6.1(d) hereof, provided that the proceeds from the sale of the Hong Kong Property shall not be included in calculating whether the aggregate amount of sales of assets is in excess of 20% of Total Capitalization. Borrower agrees that (i) all sales proceeds invested as provided herein if not previously reinvested in acquisitions permitted under Section 6.8 hereof or acquisition of capital assets, or [(ii) at the option of the Borrower, an equivalent amount of cash] will become subject to a lien in favor of the Bank if there occurs an Event of Default and will promptly enter into a security agreement with the Bank in form acceptable to the Bank upon the occurrence of an Event of Default. Mandatory Prepayments made hereunder shall be applied to installments of principal of indebtedness owed by Borrower or any Subsidiary to the Bank in the inverse order of scheduled monthly maturity of such indebtedness. "Total Capitalization" shall mean debt or payment obligations for borrowed money with a stated maturity longer than 365 days plus Net Worth (as such term is computed under GAAP) determined for the Borrower and its Subsidiaries on a consolidated basis. "Net Sale Price" shall mean the aggregate cash consideration paid to the Borrower and Subsidiaries as result of the sale, less the expenses involved in selling the assets, including any taxes payable as a result of such transaction.

      6.2 REORGANIZATIONS. Dissolve, liquidate or discontinue its normal operations, or merge, consolidate or enter into any syndicate or other combination with any corporation, firm or partnership, or transfer any of its accounts receivable or enter into a joint venture or partnership, or offer or enter into any agreement or memorandum of intent or understanding or the like to do any of the above, without the prior written consent of the Bank, unless one Subsidiary merges or consolidated with another Subsidiary in a transaction where the assets and liabilities of one of the Subsidiaries become the assets and liabilities of another Subsidiary.

      6.3 LIENS. Attempt to create, incur, assume or suffer to be created, incurred or assumed, or permit, any claims, interest, mortgage, lien, charge, security interest, pledge or encumbrance on any of the Borrower's or any Significant Subsidiary's assets; provided, however, that this Section shall not apply to (i) such claims, interests, mortgages, liens, charges, security interests, pledges or encumbrances upon the Borrower's and Subsidiaries' Property, Plant and Equipment which in the aggregate secure indebtedness owed to persons or entities other than the Bank in an amount not to exceed fifteen percent (15%) of the consolidated Tangible Net Worth of the Borrower and its Subsidiaries or (ii) other liens or mortgages approved in writing by the Bank or set forth on Schedule 6.3 hereof (the "Permitted Encumbrances") or (iii) a lien upon the Hong Kong Property (as defined in Section 6.1(d) hereof) in an amount not to exceed Ten Million Dollars. The foregoing shall not be deemed to authorize the foregoing transactions, if there then exists an Event of Default or there would then exist an Event of Default after giving effect to such transaction. "Property, Plant and Equipment" shall mean any assets that would be classified and accounted for as property, plant and equipment in accordance with GAAP.

      Notwithstanding the foregoing, neither Borrower nor any Subsidiary will grant any lien, pledge, security interest or encumbrances on the stock of any Subsidiary.

      6.4 GUARANTEES. Guarantee or otherwise in any way become or be responsible for the obligations of any other person (whether by agreement to purchase the indebtedness of any other person, or agreement for the furnishing of funds to any other person through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging indebtedness of any other person, or otherwise) unless the Borrower has received the prior written consent of the Bank or with respect to the Guaranty or any other guaranty in favor of the Bank or Guaranty in favor of a third party lender secured solely by the Hong Kong Property, provided such Guaranty does not exceed Ten Million Dollars or provided there does not then exist an Event of Default or provided an Event of Default is not created as a result of such Guaranty.

      6.5 INDEBTEDNESS. Create, incur, assume or suffer to exist any indebtedness, except for (i) the Obligation; (ii) accounts payable arising in the ordinary course of business; (iii) other indebtedness permitted hereunder;
(iv) indebtedness secured by mortgages described in Schedule 6.3 and any renewals or extensions (but not any increases thereof) and (v) indebtedness permitted by the Bank in writing. "Indebtedness" shall mean all of the Borrower's and the Subsidiaries' obligation and liabilities to any person or entity, including, without limitation, all debts, claims and indebtedness, contingent, fixed or otherwise, heretofore, now or from time to time hereafter due or payable, however evidenced and however arising, and any leases required to be capitalized under GAAP.

      6.6 NO LOANS. Make any loans, advances or extensions of credit except that the Borrower may have trade receivables and may make advances and deposit in the ordinary course of business not to exceed $2,000,000 in the aggregate. The Borrower may also make advances to its officers, directors and employees from time to time in the ordinary course, provided that the maximum aggregate amount of all such advances will not exceed One Million Dollars ($1,000,000.00) at any time.

      6.7 INVESTMENTS. Make or suffer to exist any investments other than:

            1. in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America; provided, that such obligations mature within one year from the date of acquisition thereof;

            2. in certificates of deposit maturing within one year from the date of acquisition issued by the Bank, or by any other bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100 million and not known by the Borrower to be having financial difficulties;

            3. commercial paper rated P-1 and P-2 by Moody's Investors Service, Inc. (Commercial Paper Record) and rated A-1 or A-2 by Standard and Poor Corporation (Commercial Paper Ratings Guide);

            4.    private placements with daily maturities;

            5. other investments (after consultation with the Bank) of up to an aggregate amount of $500,000.00 outstanding at any one time(s); and

            6. the Borrower's ownership of the Subsidiaries as of the date of this Agreement, and as permitted pursuant to Section 6.8 hereof.

      6.8 ACQUISITIONS. Acquire all or a substantial portion of another business, whether by purchase of stock, assets or otherwise, for an aggregate purchase price in excess of (i) Ten Million and 00/100 Dollars ($10,000,000.00) plus (ii) forty percent (40%) of EBITDA for the most recent four (4) fiscal quarters plus (iii) one hundred percent (100%) of such acquired business' EBITDA (excluding compensation of officers and distributions paid out by closely held entities), for the most recent four (4) fiscal quarter without the Bank's prior written consent. Any such business, if not made a part of Borrower or an existing Subsidiary, shall be deemed to be a Subsidiary for purposes of this Agreement, and shall be subject to this Agreement. Notwithstanding the foregoing, the acquisition of Elba Electric GmbH and affiliated entities ("Elba") as described in that certain letter of intent dated June 3, 1997 and July 2, 1997, from Borrower to Elba is a permitted acquisition under this
Section 6.8.

      6.9   FISCAL YEAR.  Change its fiscal year from its present fiscal year.

                                  ARTICLE VI A

                               FINANCIAL COVENANTS

      6A.1 EBITDA TO DEBT SERVICE COVERAGE RATIO. Each of the Borrower and the Subsidiaries agree so long as this Agreement shall remain in place that it shall maintain on a consolidated basis, a minimum EBITDA to Debt Service Coverage Ratio of 1.75 to 1.0 through June 30, 1997, measured for the period of July 1, 1996 through June 30, 1997, and 2.50 to 1.0 at all times thereafter, measured on the last day of each fiscal quarter thereafter beginning September 30, 1997 for the twelve (12) month period then ending for the twelve (12) month period ending September 30, 1997.

      6A.2 TANGIBLE NET WORTH. (a) Each of the Borrower and the Subsidiaries agree that it shall maintain on a consolidated basis until December 31, 1997, a minimum Tangible Net Worth at all times in the total amount of $20,060,000.00 plus fifty percent (50%) of the Borrower's consolidated cumulative net income April 4, 1995, (b) a minimum tangible Net Worth of $50,000,000 on December 31, 1997, and (c) at all times maintain on a consolidated basis after December 31, 1997, a minimum Tangible Net Worth of at least $50,000,000 plus fifty percent (50%) of the Borrower's consolidated cumulative net income after December 31, 1997, plus 100% of the amount of the proceeds from any issuance of stock by Borrower and its Subsidiaries after payment of all expenses associated with the issuance of such stock. In calculating the amount under (c) above, there shall not be subtracted cumulative net income for any 12 month period if that number is a negative number. "Tangible Net Worth" shall mean the total of (the assets of the Borrower and Subsidiaries on a consolidated basis, less assets properly classified under GAAP as intangible assets, including goodwill and the value of intellectual property) minus the liabilities of the Borrower and Subsidiaries on a consolidated basis.

      6A.3 TOTAL DEBT TO EBITDA. Each of the Borrower and the Subsidiaries agree that it will not permit on a consolidated basis the ratio of Total Debt to EBITDA to exceed (i) 3.00 to 1.00 through June 30, 1997 measured for the period of July 1, 1996 through June 30, 1997, or (ii) 2.25 to 1.0 at any time after June 30, 1997, measured on the last day of each fiscal quarter hereafter for the twelve (12) month period then ended, with the first such twelve (12) month period being the period of October 1, 1996 through September 30, 1997.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

      7.1 EVENTS OF DEFAULT. Any of the below listed events happening to the Borrower or any Subsidiary are sometimes referred to herein alternatively as "Events of Default" or "Default":

            a. Failure to pay, perform, or comply with any material obligation, promise, covenant, agreement or provision under any of the Loan Documents, or upon the occurrence of any other event of default and the continuation beyond the expiration of any cure period relating thereto under any other agreement between the Borrower or any Subsidiary and the Bank;

            b. Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower or any Subsidiary shall prove to have been false or misleading in any material respect when made or furnished;

            c.    Dissolution   or   liquidation   of  the   Borrower  or  any
Significant Subsidiary;

            d. The Borrower or any Significant Subsidiary shall fail to pay any additional monetary obligation in excess of One Hundred Thousand Dollars ($100,000.00) when due, however arising and to whomever owed, except in immaterial amounts through inadvertent clerical error;

            e. The Borrower or any Significant Subsidiary should make a general assignment for the benefit of creditors, or any proceeding of any other similar nature be instituted by or against the Borrower or any Significant Subsidiary or any proceeding be instituted against the Borrower or any Significant Subsidiary alleging that such entity is insolvent, or a receiver be appointed for the Borrower or any Significant Subsidiary or for any property of the Borrower or any Significant Subsidiary, and such proceeding shall not be dismissed within ninety (90) days after the date such action is commenced;

            f. Any verdict or judgment in excess of Two Hundred Fifty Thousand and No/Dollars ($250,000.00) or an Equivalent Amount if the judgment is not in Dollars individually or in the aggregate in any twelve (12) month period during the term hereof be obtained or entered against the Borrower or any Significant Subsidiary, or any property of such entity, and remain unsatisfied or not stayed by court order upon posting a bond, after thirty (30) days from the rendition of such judgment unless fully covered by insurance less permitted deductible;

            g. A decree or order shall be entered by a court for relief in respect of the Borrower or any Significant Subsidiary under Title 11 of the United States Code, as now or hereafter constituted, or any other applicable foreign, federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Borrower or any Significant Subsidiary or of any substantial part of either the Borrower's or any Significant Subsidiary's property, or ordering the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) consecutive days;

            h. Borrower or any Significant Subsidiary shall file a petition or answer or consent seeking relief under Title 11 of the United States Code, as now or hereafter constituted, or any other applicable foreign, federal or state bankruptcy, insolvency or other similar law, or consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or any Significant Subsidiary or any substantial part of the Borrower's or any Significant Subsidiary's property, or Borrower or any Significant Subsidiary shall fail generally to pay their respective debts as such debts become due, or take action in furtherance of any such action;

            i. The Borrower or any Significant Subsidiary is in default under any agreement, mortgage or security agreement with any person or corporation whatsoever which would reasonably be expected to materially adversely affect the ability of the Borrower by itself or the Borrower and the Subsidiaries, taken as a whole, to perform any action or make any payment required by this or any other agreement between the Borrower or any Significant Subsidiary and the Bank;

            j. The making of any levy, seizure, garnishment, or attachment of or on any assets of the Borrower or any Significant Subsidiary if the effect of such action may reasonably be expected to have a material adverse affect on the ability of the Borrower or the Borrower and the Subsidiaries taken as a whole to perform its obligations hereunder;

            k. In the event that control of the Borrower or any Significant Subsidiary is transferred, directly or indirectly, to any person other than another Subsidiary;

            l. The Guarantors, or any of them, default in their obligations under the Guaranty; or

            m. The occurrence of any material adverse change to the financial condition of the Borrower, or the Borrower and the Subsidiaries taken as a whole.

For purposes of the foregoing subsection (k), "control" shall be deemed to be the ownership of a sufficient number of shares of the Borrower so that the holder thereof holds the right to vote, directly or indirectly, in excess of fifty percent (50%) of the voting stock of the Borrower, or can otherwise elect, whether directly or indirectly, through stock ownership, proxy, shareholder agreement or otherwise, one-half (1/2) or more of the members of the Board of Directors of the Borrower.

The Bank agrees that if an Event of Default has occurred (i) pursuant to Section 6.1(a) hereof because of the failure of the Borrower to make a required payment hereunder, the Borrower shall have five (5) days to cure such default prior to the Lender having the right to accelerate the payment of all amounts owed hereunder; or (ii) pursuant to any other provision of Section 7.1 hereof, that is not due to (a) the Borrower's failure to make a required payment under
Section 6.1(a); (b) the Borrower's failure to comply with the provisions of Sections 6.3, 6A.1 or 6A.2 or 6A.3 hereof; or (c) the provisions of Sections 7.1
(e), (g) or (h), the Borrower shall have thirty (30) days to cure such default prior to the Bank having the right to accelerate the payments of all amounts owed hereunder.

Upon the occurrence of an Event of Default and the continuation thereof beyond any applicable cure period as set forth above or at any time thereafter during the continuance of any such Event of Default, the Note, the Guaranty, the Obligation and all other payments required to be made hereunder shall be forthwith due and payable at the Bank's option, except that on Event of Default under Sections 7.1(e), (g) or (h),the Obligations and all other amounts hereunder shall be automatically due and payable without further action by the Bank, both as to principal and interest, without presentment, demand, protest or other notice of nonpayment or default or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. Upon the occurrence of an Event of Default, (i) the principal amounts owed hereunder on the Loans shall bear interest at the highest rate allowable under applicable law, or, if there is no such limit, at the Default Rate, until such Event of Default is cured or until the amounts outstanding hereunder are paid in full; and (ii) any money held as a result of a transaction otherwise permitted pursuant to Section 6.1 hereof shall be delivered to the Bank as collateral for the Obligations. Upon the occurrence of an Event of Default, the Bank may exercise any rights given to it by law, the Note, or given by this Agreement, and the Bank may apply any sums received by the Bank to any of the Obligations or any portion thereof in such order as the Bank in its sole discretion may determine, any request to the contrary by the Borrower notwithstanding.

      If the Borrower fails to pay any amount payable by it under this Agreement, the Borrower shall forthwith on demand by the Bank pay interest on the overdue amount from the due date, whether by maturity or acceleration, up to the date of actual payment, as well after as before judgment, at the Default Rate, which shall be the rate determined by the Bank to be 4 percent above the rate which would otherwise be payable for the Advance for an Interest Period, or Interest Periods, selected by the Bank.

      Without limitation to any other rights under law, the Bank may at any time while an Event of Default is outstanding set off any matured obligation owed by the Borrower or any Subsidiary under this Agreement against any obligation (whether or not matured) owed by the Bank to the Borrower or any Subsidiary, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Bank may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Bank may set off in an amount reasonably estimated by it in good faith to be the amount of that obligation.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      8.1 COSTS OF LOAN. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Bank in connection with the preparation and closing of this Agreement, the making of each Funding or Advance, the administration of this Agreement, and in the enforcement of the rights of the Bank under the Loan Documents and under the Note and any other agreements between the Borrower and the Bank, including the reasonable attorneys' fees incurred by the Bank in preparing and closing this Agreement which attorneys' fees (exclusive of out-of-pocket expenses) shall not exceed $___________, together with the out-of-pocket fees of such counsel, whether in consultation or in judicial, administrative, bankruptcy, conservatorship or receivership proceedings, through all appeals. Such out-of-pocket expenses specifically include all filing fees, the cost of all documentary tax stamps, if any, and other taxes, excluding federal or Florida taxes on corporate income, which are or become payable by reason of the transactions between the Borrower and the Bank which are encompassed by this Agreement, as well as any penalties or additional taxes which may become due by reason of the Borrower's instructions to the Bank concerning the payment of such taxes, and at the Bank's option costs of tax, judgment and lien searches, and recording fees, if any. Costs incurred to the date of Closing shall be paid at Closing, by separate check payable to the order of the Bank.

      8.2 SURVIVAL OF REPRESENTATIONS. All covenants, agreements, representations and warranties by the Borrower and any Guarantor in the Loan Documents or otherwise in writing in connection herewith shall survive the execution and delivery to the Bank of this Agreement and the Note, and shall be true and correct and continue in full force and effect so long as any portion of any Obligation or the Note is outstanding or this Agreement has not been terminated, except to the extent such representation and warranty relates to an earlier date.

      8.3 TERMINATION OF LOAN. This Agreement may not be terminated by the Borrower until payment of the Obligation in full.

      8.4 APPLICABLE LAW. The terms and performance of this Agreement and the terms and payment of Note shall be construed in accordance with and controlled and governed by the laws of the State of Florida, and applicable federal law, as amended from time to time. The Bank, the Borrower and each Guarantor agree that the venue of any action brought to enforce any rights created hereunder will be in Dade County, Florida.

      8.5 MODIFICATION OF LOAN AGREEMENT. Unless otherwise specifically provided for in this Agreement, no consent, modification, amendment or waiver of any provision of this Agreement, the Notes, or the other the Loan Documents executed in conjunction herewith, nor any consent of the Bank to any variance therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank.

      8.6 NO WAIVER OF RIGHTS BY Bank. Neither any failure nor any delay on the part of the Bank in exercising any right, power or privilege under the Loan Documents shall operate as a waiver thereof; nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. It is further agreed between the parties that no waiver of any duty or condition contained in any of the Loan Documents shall at any time be held to be a waiver of the other duties or conditions of the Borrower thereunder, or of the same duties or conditions upon a future occasion.

      8.7 INTEREST. All interest payable hereunder shall be at a per annum rate computed by dividing the applicable per annum interest rate by three hundred sixty (360), except as otherwise provided herein, and multiplying the result by the actual number of days elapsed. Notwithstanding any provision in the Notes or in any other document executed in connection with this Agreement, the Borrower's total liability during any payment period for payment of fees, charges or other payments which may be deemed interest shall not exceed the higher of the limits imposed by the usury laws of the State of Florida or of the United States, as applicable. If, for any reason, total liability for payments which may be deemed interest, should be greater than the limit imposed by the usury laws of the State of Florida or of the United States (whichever results in the higher rate of lawful interest), as applicable, for any interest payment period, then all sums in excess of those lawfully collectible with interest for that period shall be applied to the reduction of principal of the Loans, without further agreement or notice. The Bank has agreed to accept, and the Borrower has agreed to apply, such sums as a penalty-free prepayment of principal, unless the Bank at any time elects, by notice to the Borrower in writing, to waive or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept those sums as a prepayment of principal. Upon any demand for payment, all unlawful interest (if any) shall be eliminated.

      8.8 SEVERABILITY. In case all or any part of one or more of the provisions contained in the Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein or therein and the remainder of such provision shall not in any way be affected or impaired thereby.

      8.9 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Bank and the Borrower. The Bank shall have the right to syndicate its interests in the Loans, or either of them, or to grant participation and transfer interests in the Note to other persons and to furnish such information as is reasonably required to induce such persons to enter into such arrangements and to satisfy any regulatory requirements pertaining thereto; provided, however, that the Borrower shall have the right to approve all such participants, which approval shall not be unreasonably withheld; and provided, further, that the Bank shall not be entitled to syndicate or transfer interests in more than fifty percent (50%) of its interest in the Loans. In the event the Bank notifies the Borrower that the Bank will grant such participation, or assign a portion of the Lender's rights and obligations in the Loans, the Bank acknowledges that the Borrower will not be deemed to be acting unreasonably if it denies such request because the entity to whom the Bank proposes to grant a participation or assign such rights and obligations will require payments under Section 2.4 hereof materially in excess of those required to be paid to the Lender. The Borrower will take such actions as the Bank may reasonably require to effect the grant and performance of such participation or the assignment of an interest of its rights and obligations to another entity.

      8.10 NOTICES. All notices, demands, requests, consents or other communications required or permitted to be given or made under this Agreement in writing, shall be deemed given or made when delivered in person, five (5) days after such communication is posted in the mails, or one (1) day after such communication is sent by a nationally recognized overnight courier service.

      Notice shall be given as follows:

      First Union National Bank
      200 East Broward Boulevard
      Ft. Lauderdale, Florida  33301
      ATTN: Corporate Banking,

            Mr. M. Walker Duvall, Senior Vice President

      AND

      First Union National Bank
      4299 N.W. 36th Street
      Miami Springs, Florida  33166

      ATTN:  Ms. Missy Morgan, Senior Vice President

      AND

      First Union National Bank
      London Branch
      One Bishopgate
      LONDON EC2N 3AB ENGLAND

      ATTN: Ian G. Morrison, Vice President

      With a copy to:

      Holland & Knight LLP
      701 Brickell Avenue
      Suite 3000
      Miami, Florida  33131

      ATTN:  Douglas F. Darbut, Esq.

      If to the Borrower:

      Computer Products, Inc.
      7900 Glades Road
      Suite 500
      Boca Raton, Florida  33434
      ATTN:  Richard Thompson

      With a copy to:

      Hertzog, Calamari & Gleason
      100 Park Avenue
      New York, New York 10017
      ATTN:  John D. Vaughan, Esq.

      If to the Guarantors:

      c/o Computer Products, Inc.
      7900 Glades Road

      Suite 500
      Boca Raton, Florida 33434
      ATTN: Richard Thompson

The foregoing addresses may be changed by either party by giving notice to the other party in accordance with the above.

      8.11 INCORPORATION OF TERMS. It is mutually understood and agreed by and between the parties hereto on behalf of themselves, and their respective representatives or successors in interest, that the Note and other agreements between the Borrower and the Bank heretofore and hereinafter described and all of the conditions, stipulations, agreements and covenants contained in said Note and other agreements are hereby incorporated by reference to the same extent and effect as if they were fully set forth verbatim herein, and made a part of this Agreement, until this Agreement is terminated by the payment of the Obligation in full. It is further mutually understood and agreed that the Borrower shall perform, comply with, and abide by each and every warranty, stipulation, agreement, condition and covenant in the Note, and other agreements, and the provisions of this Agreement.

      In the event of an ambiguity or conflict of terms between any of the provisions of the foregoing documents, the terms of this Agreement shall be deemed to amend and control all of the other documents; and, to the extent that any of the agreements are silent, each shall supplement the others; provided, however, in the event of any conflict between the terms of this Agreement and any of the instruments referenced above, the terms which, in the Bank's sole discretion, grant the Bank the greater protection with respect to its security for the Note or in any other manner are of greater benefit to the Bank, shall control. All provisions of contemporaneous or previous agreements and understandings between the Borrower and the Bank in conflict with any expressed provision hereof shall be merged into this Agreement and be extinguished and of no further force and effect.

      8.12 COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be considered an original.

                                   ARTICLE IX

                                 INDEMNIFICATION

      9.1 NET PAYMENTS. All payments by the Borrower under this Agreement and the Note shall be made without setoff or counterclaim and in such amounts as may be necessary in order that all payments, after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof (collectively the "Taxes"), shall not be less than the amounts otherwise specified to be paid under this Agreement and the Note. Notwithstanding anything to the contrary contained in this Section 9.1, the Borrower shall not be liable for the payment of any tax on or measured by net income imposed on or measured by the net income or portion thereof of the Bank. The Borrower shall pay all Taxes when due (and indemnify the Bank against any liability therefor) and shall promptly (and in any event not later than thirty (30) days thereafter) furnish to the Bank any certificates, receipts and other documents which may be required (in the judgment of the Bank) to establish any tax credit to which the Bank may be entitled. The Bank shall promptly reimburse the Borrower upon receipt by the Bank of any refund or credit paid to the Bank for which and to the extent the Bank has previously been reimbursed by Borrower under this Section. The obligations of the Borrower under this Section
9.1 shall survive the termination of this Agreement and the repayment of the Notes.

      The Bank will cooperate with reasonable requests of the Borrower to seek refunds of amounts payable hereunder and to minimize amounts payable hereunder, provided that Borrower shall pay the costs and expenses thereof and provided that such request shall not require any action, in the opinion of the Bank, which would or may adversely affect the Bank.

                                    ARTICLE X

                         WAIVER OF JURY TRIAL AND VENUE

            10.1 Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Loan Agreement and the other Loan Documents ("Disputes") between or among parties to this Loan Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by the Notes.

      Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Miami, Florida. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

      10.2 PRESERVATION AND LIMITATION OF REMEDIES. Notwithstanding the preceding binding arbitration provisions, Borrower and Bank agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought Borrower and Bank shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, applicable: (i) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (ii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment or receiver and filing an involuntary bankruptcy proceeding; and (iii) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

      Borrower and Bank agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

     In the event that the provisions of Section 10.1 or 10.2 hereof are found to be unenforceable and a Dispute may not be resolved pursuant to those Sections, the parties hereto agree that the following provision shall be applicable:

            WAIVER OF JURY TRIAL. THE BANK AND THE BORROWER AND EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOANS, THIS AGREEMENT AND ANY AGREEMENTS CONTEMPLATED HEREBY TO BE EXECUTED IN CONJUNCTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EACH PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR Bank AND BORROWER ENTERING INTO THIS AGREEMENT.

      10.3 WAIVER OF PLEA OF JURISDICTIONS OR VENUE. The Borrower and each Subsidiary hereby waives any plea of jurisdiction or venue as not having a place of business in Broward County, Florida, and hereby specifically authorizes any action brought upon the enforcement of the Loan Documents by Bank to be instituted and prosecuted in either the Circuit Court of Broward County, Florida, or in the United States District Court for the Southern District of Florida, at the election of Bank.

      IN WITNESS WHEREOF, the Bank and the Borrower have caused these presents to be executed in their respective names by their duly authorized executive officers, at the places and on the dates set forth below effective nonetheless, as of this 15th day of July, 1997.

                                    FIRST UNION NATIONAL BANK,
                                    LONDON BRANCH

                                       By: Joseph M. Mayhew
                                       Its: Senior Vice President

                                       Date Executed November 7, 1997

                                 Place of Execution: Charlotte, North Carolina

Signed, sealed and delivered  COMPUTER PRODUCTS, INC.
in the presence of as to all:

                                   By: Richard Thompson

                                   Its: Vice President

                                   Date Executed: November 6, 1997

                                   Place of Execution: Eden Prairie, Minnesota


Each of the undersigned acknowledges that it has received a copy of the Loan Agreement is familiar with the terms and conditions of the Loan Agreement. The undersigned hereby jointly and severally (i) represent and warrant to you that each representation and warranty contained in the Loan Agreement is true and correct to the extent it relates to the undersigned; and (ii) agree that each will act in compliance with the covenants set forth in the Loan Agreement to the extent the covenants contemplate that the undersigned will act or refrain from acting. The undersigned (i) recognize that the foregoing representations, warranties and covenants are an integral part of the decision by you to make the Loans (as defined in the Loan Agreement); (ii) represent and warrant to you that the undersigned, each of which is a wholly-owned subsidiary of the Borrower, will receive substantial benefit from the making of the Loans to the Borrower; and (iii) acknowledge that you have relied upon the foregoing in making your decision to make the Loans and enter into the Loan Agreement. All of the signatures below are made on the date and at the place set forth under the signatures of Computer Products, Inc. appearing immediately above.

                                    Computer Products GmbH

                                       By:

                                          Gary Duffy

                                      Its:

                                       By:

                                       Siegfried Georg Kreuzer

                                      Its:

                                      Computer Products S.A.R.L.

                                       By: Richard Thompson

                                      Its: Director

                                  Computer Products Power Conversion  Limited

                                       By:Richard Thompson

                                      Its:

                                    RTP Foreign Sales Corp.

                                       By:Richard Thompson

                                      Its:

                                    Power Products Ltd.

                                       By:Richard Thompson

                                      Its:

                                    Stevens-Arnold, Inc.

                                       By:Richard Thompson

                                      Its:

                                    JETA Power Systems, Inc.

                                       By:Richard Thompson

                                      Its:

                                 C.P. Power Products Co., Ltd.(Zhong Shan)

                                       By:Richard Thompson

                                      Its:

                                    Heurikon Corporation

                                       By:Richard Thompson

                                      Its:

                                      Computer Products Asia - Pacific Limited

                                       By:Richard Thompson

                                      Its:

                                      Power Products (Ireland) Ltd.

                                       By:Richard Thompson

                                      Its:

                                     RT Holding Corp.

                                       By:Richard Thompson

                                      Its:

                                     Dutor Holding N.V.

                                       By:Richard Thompson

                                      Its:

                                     Elba Electronics Limited

                                       By:Richard Thompson

                                      Its:

                           Herbert Zehnte Betelligungs-undVerwaltungs GmbH & Co.

                                       By:Richard Thompson

                                      Its:

                                    El-BA Electric-Bauelemente AG

                                       By:Richard Thompson

                                      Its:

                                    Elba s.r.o.

                                       By:Richard Thompson

                                      Its:

Eden Prairie, Minnesota
Place of Execution

      I HEREBY CERTIFY that the foregoing instrument was acknowledged before me this ____6____day of November, 1997, by Richard Thompson, as Vice President of Computer Products, Inc., a Florida corporation, on behalf of the corporation and or Authorized Signatory on behalf of the other corporations described above other than First Union National Bank, London Branch and Computer Products GmbH. He is personally known to me (YES) (NO) or who produced his drivers license as identification.

                                    Notary Public

(NOTARIAL SEAL)                    Karen Scheldroup

                                    Printed Name of Notary
                                    My Commission Expires: Jan. 31, 2000

CHARLOTTE, NORTH CAROLINA

      I HEREBY CERTIFY that the foregoing instrument was acknowledged before me this 7th_ day of November, 1997, by Joseph M. Mayhew, as Senior Vice President of First Union National Bank, London Branch on behalf of the corporation. He is personally known to me (YES) (NO) or who produced ______________________ as identification.

                                    Notary Public

(NOTARIAL SEAL)                     Carla Eaker

                                    Printed Name of Notary
                                    My Commission Expires:August 21, 2002

Youghal County Cork, Ireland
Place of Execution

      I, Patrick J. Lavan, a Notary Public within and for the Republic of Ireland, duly commissioned and acting, do hereby certify that on this 13th day of November, 1997, personally appeared GARY DUFFY, as Authorized Signatory of Computer Products GmbH, acting as partner and future Limited Partner of Herbert GmbH & Co. KG upon its registration in the Commercial Register A of Frankfurt am Main, to me personally known to be the person who signed the foregoing instrument, who being duly sworn and being informed of the contents of said instrument, stated and acknowledged on oath that he signed, executed, sealed and delivered same of his free and voluntarily act and deed, for the uses, purposes and considerations therein expressed and set forth.

WITNESS my hand and seal this 13th day of November, 1997.
Patrick Lavan
-----------------------------------
NOTARY PUBLIC

My Commission Expires: